                                                                EXHIBIT 4(b)

                                                             EXECUTION COPY

                        AMENDED, RESTATED AND NOVATED
                          JUNIOR SECURITY AGREEMENT

                  AMENDED, RESTATED AND NOVATED JUNIOR SECURITY AGREEMENT (this "Agreement") dated as of October 8, 2003, among SOLUTIA INC., a
       ---------
corporation duly organized and validly existing under the laws of the State of Delaware (the "Company"); SOLUTIA BUSINESS ENTERPRISES, INC., a
                  -------
corporation duly organized and validly existing under the laws of the State of New York ("Solutia New York"); each of the Subsidiaries of the Company
              ----------------
identified under the caption "SUBSIDIARY GUARANTORS" on the signature pages hereto or that become "Securing Parties" hereunder pursuant to Section 6.12 after the date hereof (individually, a "Subsidiary Guarantor" and,
                                        --------------------
collectively, the "Subsidiary Guarantors" and, together with the Company and
                   ---------------------
Solutia New York, individually a "Securing Party" and, collectively, the
                                  --------------
"Securing Parties"); ABLECO FINANCE LLC, as collateral agent under the
 ----------------
Junior Intercreditor Agreement (as defined below) (in such capacity, together with its successors and assigns in such capacity, the "Collateral
                                                                ----------
Agent"); and HSBC Bank USA, a banking corporation duly organized and validly
-----
existing under the laws of the State of New York, as trustee under the 2009 Notes Indenture referred to below (in such capacity, together with its successors in such capacity, the "Trustee").
                                  -------

                  The Company, CPFilms Inc., Monchem, Inc., Monchem International, Inc., Solutia Systems, Inc., Citibank, N.A., as collateral agent (the "Existing Collateral Agent"), and the Trustee have previously
            -------------------------
entered into a Junior Security Agreement dated as of July 25, 2002 (the "Existing Junior Security Agreement"). The parties wish hereby to amend,
 ----------------------------------
restate and novate the Existing Junior Security Agreement on the terms and conditions hereof.

                  The Company, Solutia New York, the Subsidiary Guarantors, certain lenders (the "Solutia Lenders"), Congress Financial Corporation
                      ---------------
(Central), as documentation agent (in such capacity, together with its successors and assigns in such capacity, the Documentation Agent"), Wells
                                             -------------------
Fargo Foothill, Inc., as administrative agent (in such capacity, together with its successors and assigns in such capacity, the "Administrative
                                                       --------------
Agent"), and the Collateral Agent are parties to a Financing Agreement dated
-----
as of the date hereof (as modified and supplemented and in effect from time to time, the "Solutia Credit Agreement"), providing, subject to the terms
              ------------------------
and conditions thereof, for extensions of credit (by means of loans and letters of credit) to be made by said lenders to the Company and the other borrowers referred to therein in an aggregate principal or face amount not exceeding $350,000,000.

                  The Company is also party to an Indenture dated as of July 9, 2002 (as modified and supplemented by the Supplemental Indenture, the Second Supplemental Indenture and the Third Supplemental Indenture, and as further modified and supplemented and in effect from time to time, the "2009
                                                                        ----
Notes Indenture") among the Company, SOI Funding Corp. and the Trustee,
---------------
pursuant to which SOI Funding Corp. has issued its 11.25% Senior Secured Notes due 2009 (the "2009 Notes"), in an aggregate principal amount of
                     ----------
$223,000,000 as of July 9, 2002, and which 2009 Notes have been assumed by the Company pursuant to a Supplemental Indenture thereto, and guaranteed by Solutia New York and the Subsidiary Guarantors as provided in Section 10.01 thereof.

                          Junior Security Agreement
                          -------------------------

                  Pursuant to the Senior Security Documents, the Securing Parties have granted to the Collateral Agent liens on substantially all of the property of the Securing Parties (the "Senior Collateral") as collateral
                                           -----------------
security for the obligations of the Securing Parties under the Solutia Credit Agreement and the other documents related thereto.

                  In connection with the foregoing, the parties hereto wish to reaffirm the grant by the Securing Parties to the Trustee of a lien on the Senior Collateral, which liens the Trustee has agreed, on behalf of itself and each holder of the 2009 Notes, pursuant to an Amended, Restated and Novated Junior Intercreditor Agreement dated as of the date hereof (the "Junior Intercreditor Agreement") among the Securing Parties, the Collateral
 ------------------------------
Agent and the Trustee, shall be junior to the liens on the Senior Collateral granted to the Collateral Agent pursuant to the Senior Security Documents.

                  Accordingly, the parties hereby agree that the Existing Junior Security Agreement is hereby amended, restated and novated in its entirety as follows:

                  Section 1. Definitions. Terms defined in the Junior
                             -----------
Intercreditor Agreement are used herein as defined therein.

                  (a) The terms "Accounts", "Inventory" and "Investment
                                 --------    ---------       ----------
Property" have the respective meanings ascribed thereto in Article 9 of the
--------
Uniform Commercial Code. The term "Financial Assets" shall have the meaning
                                   ----------------
ascribed thereto in Article 8 of the Uniform Commercial Code.

                  (b) In addition, as used herein:

                  "Applicable Secured Party" means, (a) prior to the Senior
                   ------------------------
         Payment Date, the Collateral Agent, the Administrative Agent or the Documentation Agent, as the case may be, and (b) on and after the Senior Payment Date, the Trustee.

                  "Collateral" has the meaning assigned to such term in
                   ----------
         Section 3.

                  "Collateral Account" means, collectively, the Senior
                   ------------------
         Collateral Account and the Junior Collateral Account.

                  "Copyright Collateral" means all material Copyrights,
                   --------------------
         whether now owned or hereafter acquired by any Securing Party, including each Copyright identified in Annex 4.

                  "Copyrights" means all copyrights, copyright registrations
                   ----------
         and applications for copyright registrations, including all renewals and extensions thereof, the right to recover for all past, present and future infringements thereof, and all other rights of any kind whatsoever accruing thereunder or pertaining thereto.

                  "Document" has the meaning assigned to such term in
                   --------
         Section 3(g).

                  "Europe" means the countries of Austria, Benelux, Denmark,
                   ------
         Finland, France, Germany, Greece, Ireland, Italy, Norway, Portugal, Spain, Sweden, Switzerland and the United Kingdom.

                          Junior Security Agreement
                          -------------------------

                  "Event of Default" has the meaning assigned to such term
                   ----------------
         in the 2009 Notes Indenture.

                  "Instruments" has the meaning assigned to such term in
                   -----------
         Section 3(d).

                  "Intellectual Property" means collectively, all Copyright
                   ---------------------
         Collateral, all Patent Collateral and all Trademark Collateral, together with (a) to the extent used in connection with production at the Mortgaged Facilities, all inventions, processes, software, production methods, proprietary information, know-how and trade secrets with respect to any of the foregoing; (b) all licenses or user or other agreements granted to any Securing Party with respect to any of the foregoing, including software licenses, in each case whether now or hereafter owned or used including the licenses or other agreements with respect to the Copyright Collateral, the Patent Collateral or the Trademark Collateral, listed in Annex 7,
         (c) to the extent used in connection with production at the Mortgaged Facilities, all information, data, plans, blueprints, specifications, designs, drawings, recorded knowledge, surveys, engineering reports, test reports, manuals, materials standards, processing standards, performance standards, catalogs, computer and automatic machinery software and programs with respect to any of the foregoing and (d) any other intellectual property collateral in which a Lien is granted under the Senior Security Documents.

                  "Issuers" means, collectively, (a) the respective
                   -------
         corporations, partnerships or other entities identified under the names of the Securing Parties on Annex 3 under the caption "Issuer", (b) any other entity that shall at any time be a Subsidiary Guarantor that is not a Restricted Subsidiary and (c) any other issuer of capital stock which has such capital stock pledged under the Senior Security Documents.

                  "Junior Collateral Account" has the meaning assigned to
                   -------------------------
         such term in Section 4.01.

                  "Junior Secured Obligations" means, collectively, (a) in
                   --------------------------
         the case of the Company, the obligations of the Company to the Trustee and the 2009 Noteholders in respect of the 2009 Notes, (b) in the case of the Subsidiary Guarantors and Solutia New York, the obligations of the Subsidiary Guarantors and Solutia New York in respect of the 2009 Notes pursuant to the guarantee thereof set forth in Section 10.01 of the 2009 Notes Indenture (or a supplement thereto executed and delivered pursuant to Section 4.19 thereof) and (c) in the case of all Securing Parties, all present and future obligations of the Securing Parties to the Junior Secured Parties, or any of them, hereunder.

                  "Junior Secured Parties" means, collectively, the Trustee
                   ----------------------
         and the 2009 Noteholders in respect of the 2009 Notes.

                  "Mortgaged Facilities" means the manufacturing facilities
                   --------------------
         of the Company located in or near Decatur, Alabama, Pensacola, Florida, Indian Orchard, Massachusetts, Trenton, Michigan, Greenwood, South Carolina and Alvin, Texas and the production facility of CPFilms Inc. located in or near Martinsville, Virginia.

                          Junior Security Agreement
                          -------------------------

                  "Patent Collateral" means all material Patents used in
                   -----------------
         connection with production at the Mortgaged Facilities, whether now owned or hereafter acquired by any Securing Party, including each Patent identified in Annex 5.

                  "Patents" means to the extent used, registered or applied
                   -------
         for in the United States of America or Europe all patents, including the inventions and improvements described and claimed therein together with the reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof, all income, royalties, damages and payments now or hereafter due and/or payable under and with respect thereto, including damages and payments for past or future infringements thereof, the right to sue for past, present and future infringements thereof.

                  "Pledged Debt" means any Indebtedness (as defined in the
                   ------------
         Solutia Credit Agreement) of any Domestic Subsidiary (other than a Restricted Subsidiary) held by any Securing Party and any other indebtedness which is pledged under the Senior Security Documents.

                  "Pledged Stock" has the meaning assigned to such term in
                   -------------
         Section 3(a).

                  "Permitted Investments" shall mean: (a) direct obligations
                   ---------------------
         of the United States of America, or of any agency thereof, or obligations guaranteed as to principal and interest by the United States of America, or of any agency thereof, in either case maturing not more than 90 days from the date of acquisition thereof; (b) certificates of deposit or time deposits issued by any bank or trust company organized under the laws of the United States of America or any state thereof and having capital, surplus and undivided profits of at least $500,000,000, maturing not more than 90 days from the date of acquisition thereof; (c) fully collateralized repurchase agreements with a term of not more than 90 days for securities described in clause (a) of this definition and entered into with a financial institution satisfying the criteria described in clause (b) of this definition; and (d) commercial paper rated A-1 or better or P-1 by Standard & Poor's Ratings Services, a division of McGraw-Hill Companies, Inc., or Moody's Investors Services, Inc., respectively, maturing not more than 90 days from the date of acquisition thereof; in each case so long as the same (x) provide for the payment of principal and interest (and not principal alone or interest alone) and (y) are not subject to any contingency regarding the payment of principal or interest.

                  "Restricted Issuers" means, collectively, Solutia Europe,
                   ------------------
         Solchem Netherlands C.V., a limited partnership organized under the laws of the Netherlands ("Solutia Netherlands"), Solutia UK
                                       -------------------
         Holdings Ltd., a corporation organized under the laws of England and Wales, Solutia Argentina S.R.L., Solutia Australia Pty. Ltd., Solutia Brasil Ltda., Solutia Canada Inc., Solutia Chemicals France SARL, Solutia Chemicals Iberica S.L., Solutia Chemicals India Private Limited, Solutia Hong Kong Limited, Solutia International Sales, Inc., Solutia Italia SrL, Solutia Japan Limited, Solutia Korea Ltd., Solutia Mexico, S. de R.L. de C.V., Solutia Netherlands Holdings B.V., Solutia Singapore Pte. Ltd., Solutia South Africa (Pty) Ltd., Solutia Venezuela S.R.L., Solutia (Thailand) Ltd., Astaris Brasil, Quimica "m" S.A. de C.V., Thailon Six Six Ltd. and Crescent Industrial Chemicals Ltd.

                          Junior Security Agreement
                          -------------------------

                  "Restricted Pledged Collateral" means Collateral comprised
                   -----------------------------
         of shares of stock or Debt (as defined in the Existing Note Indentures) of any Restricted Subsidiary owned or held by the Company or any Restricted Subsidiary.

                  "Restricted Subsidiary" has the meaning assigned to such
                   ---------------------
         term in the Existing Note Indentures as in effect on the date hereof and without giving effect to any modifications or supplements after the date hereof.

                  "Senior Agent(s)" means the Collateral Agent, the
                   ---------------
         Administrative Agent or the Documentation Agent, or any or all of them, as the context may require.

                  "Senior Collateral Account" means a cash collateral
                   -------------------------
         account established by or under the control of a Senior Agent pursuant to which the cash proceeds of any Senior Collateral are deposited, including, without limitation, the Letter of Credit Collateral Account (as defined in the Solutia Credit Agreement) established under the Solutia Credit Agreement.

                  "Senior Lien Limit" means, on any date, the aggregate
                   -----------------
         amount of Debt (as defined in the Existing Note Indentures) that may be secured by a Lien on the property of the Company and its Subsidiaries without requiring that such Lien be shared equally and ratably with the security issued in connection with the 2009 Notes Indenture and the Existing Note Indentures, which amount on the date hereof equal to $269,100,000.

                  "Solutia Europe" means Solutia Europe SA/NV, a corporation
                   --------------
         organized under the laws of Belgium.

                  "Stock Collateral" has the meaning assigned to such term
                   ----------------
         in Section 3(a)(ii).

                  "Trademark Collateral" means all material Trademarks,
                   --------------------
         whether now owned or hereafter acquired by any Securing Party, including each Trademark identified in Annex 6. Notwithstanding the foregoing, the Trademark Collateral does not and shall not include any Trademark that would be rendered invalid, abandoned, void or unenforceable by reason of its being included as part of the Trademark Collateral.

                  "Trademarks" means, to the extent used, registered or
                   ----------
         applied for in the United States of America or Europe, all trade names, trademarks and service marks, logos, trademark and service mark registrations, and applications for trademark and service mark registrations, including all renewals of trademark and service mark registrations, all rights corresponding thereto throughout the United States of America and Europe, the right to recover for all past, present and future infringements thereof, all other rights of any kind whatsoever accruing thereunder or pertaining thereto, together, in each case, with the product lines and goodwill of the business connected with the use of, and symbolized by, each such trade name, trademark and service mark.

                  "Uniform Commercial Code" means the Uniform Commercial
                   -----------------------
         Code as in effect from time to time in the State of New York.

                          Junior Security Agreement
                          -------------------------

                  Section 2. Representations and Warranties. Each Securing
                             ------------------------------
Party represents and warrants to the Junior Secured Parties that:

                  (a) Title and Priority. Such Securing Party is the sole
                      ------------------
         beneficial owner of the Collateral in which it purports to grant a security interest pursuant to Section 3 and no Lien exists or will exist upon such Collateral at any time, except for Liens permitted under Section 4.11 of the 2009 Notes Indenture and except for (x) the security interest in favor of the Collateral Agent for the benefit of the Senior Secured Parties created pursuant to the Senior Security Documents and (y) the security interest in favor of the Trustee for the benefit of the Junior Secured Parties created pursuant hereto. The security interest created pursuant hereto constitutes a valid and perfected security interest in the Collateral in which such Securing Party purports to grant a security interest pursuant to Section 3, subject to the senior Liens created pursuant to the Senior Security Documents, but subject to no other equal or prior Lien except as expressly permitted by said Section 4.11 of the 2009 Notes Indenture.

                  (b) Names, Etc. The full and correct legal name, type of
                      -----------
         organization, jurisdiction of organization, organizational ID number (if applicable) and mailing address of each Securing Party as of the date hereof are correctly set forth in Annex 1. Annex 1 correctly specifies (x) the place of business of each Securing Party or, if such Securing Party has more than one place of business, the location of the chief executive office of such Securing Party, and (y) each location of the Securing Parties where in excess of $5,000,000 of Inventory as of March 31, 2002 of the Securing Parties is located.

                  (c) Changes in Circumstances. Such Securing Party has not
                      ------------------------
         (i) within the period of four months prior to the date hereof, changed its "location" (as defined in Section 9-307 of the Uniform Commercial Code), (ii) except as specified in Annex 1, heretofore changed its name, or (iii) except as specified in Annex 2, heretofore become a "new debtor" (as defined in Section 9-102(a)(56) of the Uniform Commercial Code) with respect to a currently effective security agreement previously entered into by any other Person.

                  (d) Pledged Stock. The Pledged Stock, if any, identified
                      -------------
         under the name of such Securing Party in Annex 3 is, and all other Pledged Stock in which such Securing Party shall hereafter grant a security interest pursuant to Section 3 will be, duly authorized, validly issued, fully paid and non-assessable and none of such Pledged Stock is or will be subject to any contractual restriction, or any restriction under the charter, by-laws or other organizational document of the respective Issuer of such Pledged Stock, upon the transfer of such Pledged Stock (except for any restriction contained herein or under such organizational documents).

                  (e) Ownership of Pledged Stock. The Pledged Stock, if any,
                      --------------------------
         identified under the name of such Securing Party in Annex 3 constitutes (i) in the case of each Issuer other than a Restricted Issuer, 100% of all the issued and outstanding shares of capital stock of whatever class of such Issuer beneficially owned by such Securing Party on the date hereof (whether or not registered in the name of such Securing Party) and (ii) in the case of each Restricted Issuer, 65% of the issued and outstanding shares of voting stock of such Restricted Issuer (it being understood that, in the case of Solutia Europe, shares of treasury stock or stock of Solutia Europe held by Solutia Europe shall not be deemed to

                          Junior Security Agreement
                          -------------------------
         be outstanding) and 100% of all other issued and outstanding shares of capital stock of whatever class of such Restricted Issuer beneficially owned by such Securing Party on the date hereof (whether or not registered in the name of such Securing Party); Annex 3 correctly identifies, as at the date hereof, the respective Issuers of such Pledged Stock and the respective class and par value of the shares constituting such Pledged Stock and the respective number of shares (and registered owners thereof) represented by each such certificate.

                  (f) Fair Labor Standards Act. Any goods now or hereafter
                      ------------------------
         produced by such Securing Party or any of its Subsidiaries in the United States of America included in the Collateral have been and will be produced in compliance with the requirements of the Fair Labor Standards Act, as amended.

                  (g) Intellectual Property. Annexes 4, 5, and 6,
                      ---------------------
         respectively, set forth under the name of such Securing Party a complete and correct list of all material Copyrights, material Patents and material Trademarks (in each case to the extent encompassed within the definition of "Intellectual Property" in
         Section 1(b) hereof) owned by such Securing Party on the date hereof, and all registrations listed in Annexes 4, 5, and 6, are properly issued and in full force and effect. Annex 7 sets forth under the name of such Securing Party all licenses and other user agreements pursuant to which such Securing Party has been granted the right to use any Copyrights, Patents or Trademarks owned by others and material to the business of such Securing Party (and, in the case of Patents, used in connection with production at the Mortgaged Facilities).

                  To such Securing Party's knowledge, (i) except as set forth in Annex 4, 5 or 6, there is no violation by others of any right of such Securing Party with respect to any material Copyright, Patent or Trademark listed in Annexes 4, 5, and 6, respectively, under the name of such Securing Party and (ii) such Securing Party is not infringing in any material respect upon any copyright, patent or trademark of any other Person by virtue of the conduct of its business or, in the case of any such patent, use in connection with production at any of such Securing Party's facilities, as applicable; and no proceedings have been instituted or are pending against such Securing Party or, to such Securing Party's knowledge, threatened, and no claim against such Securing Party has been received by such Securing Party, alleging any such violation, except as may be set forth in Annex 7.

                  As of the date hereof, such Securing Party does not own any Trademarks registered in the United States of America to which the last sentence of the definition of Trademark Collateral applies.

                  Section 3. Collateral. Subject to the Lien of the Senior
                             ----------
Security Documents, as collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Junior Secured Obligations, each Securing Party hereby pledges and grants to the Trustee, for the benefit of the Junior Secured Parties as hereinafter provided, a security interest in all of such Securing Party's right, title and interest in the following property, whether now owned by such Securing Party or hereafter acquired and whether now existing or hereafter coming into existence (all being collectively referred to herein as "Collateral"):
                                                              ----------

                          Junior Security Agreement
                          -------------------------

                  (a) the shares of voting stock of the Issuers identified in Annex 3 under the name of such Securing Party and all other shares of capital stock of whatever class of the Issuers together with all rights, privileges, authority and power of such Issuer with respect to such shares, in each case together with the certificates, instruments and agreements, if any, evidencing the same (collectively, the "Pledged Stock"), together with:
                                  -------------

                           (i) all shares, securities, moneys or property
                  representing a dividend on any of the Pledged Stock, or representing a distribution or return of capital upon or in respect of the Pledged Stock, or resulting from a split-up, revision, reclassification or other like change of the Pledged Stock or otherwise received in exchange therefor, and any subscription warrants, rights, agreements or options issued to the holders of, or otherwise in respect of, the Pledged Stock; and

                           (ii) without affecting the obligations of such
                  Securing Party under any provision prohibiting such action hereunder or under the Solutia Credit Agreement, in the event of any consolidation or merger in which an Issuer is not the surviving corporation, all shares of each class of the capital stock of the successor corporation (unless such successor corporation is such Securing Party itself) formed by or resulting from such consolidation or merger (the Pledged Stock, together with all other certificates, shares, securities, properties or moneys as may from time to time be pledged hereunder pursuant to this clause (ii) and clause (i) above being herein collectively called the "Stock Collateral");
                   ----------------

         provided that, notwithstanding the foregoing, the Stock Collateral
         --------
         of any Restricted Issuer shall be limited to 65% of the issued and outstanding shares of voting stock of such Restricted Issuer (it being understood that, in the case of Solutia Europe, shares of treasury stock or stock of Solutia Europe held by Solutia Europe shall not be deemed to be outstanding) and 100% of all other issued and outstanding shares of capital stock of whatever class of such Issuer;

                  (b) the Pledged Debt;

                  (c) all Accounts and all Intellectual Property;

                  (d) all instruments, chattel paper (whether tangible or electronic) or letters of credit (each as defined in the Uniform Commercial Code) of such Securing Party evidencing, representing, arising from or existing in respect of, relating to, securing or otherwise supporting the payment of, any of the Accounts, including (but not limited to) promissory notes, drafts, bills of exchange and trade acceptances (herein collectively called "Instruments");
                                                            -----------

                  (e) all Inventory;

                  (f) each contract and other agreement of such Securing Party relating to the sale or other disposition of Inventory;

                          Junior Security Agreement
                          -------------------------

                  (g) all documents of title (as defined in the Uniform Commercial Code) or other receipts of such Securing Party covering, evidencing or representing Inventory (herein collectively called "Documents");
          ---------

                  (h) all rights, claims and benefits of such Securing Party against any Person arising out of, relating to or in connection with Inventory purchased by such Securing Party, including any such rights, claims or benefits against any Person storing or transporting such Inventory;

                  (i) all Investment Property and Financial Assets contained in the Collateral Account;

                  (j) the balance from time to time in the Collateral
         Account;

                  (k) all proceeds, products, offspring, accessions, rents, profits, income, benefits, substitutions and replacements of and to any of the Collateral and, to the extent related to any Collateral, all books, correspondence, credit files, records, invoices and other papers, including without limitation all tapes, cards, computer runs and other papers and documents owned by such Securing Party or any computer bureau or service company from time to time acting for such Securing Party; and

                  (l) notwithstanding any other limitation on the scope of the Collateral hereunder, all Senior Collateral, excluding, however, any Principal Property (as defined in the 2009 Notes Indenture) securing the Lender Obligations to the extent that Liens thereon are permitted by subpart (15) of the definition of "Permitted Liens" in the 2009 Notes Indenture;

provided that the maximum aggregate principal amount of Lender Obligations
--------
and Junior Secured Obligations (in each case to the extent constituting "Debt" under the Existing Note Indentures) that shall be secured by any Restricted Pledged Collateral and/or the "Principal Properties" (as defined in the Existing Note Indentures) or any portion of the Principal Properties owned or leased by the Company or any Restricted Subsidiary shall not at any time exceed the Modified Senior Lien Limit then in effect, provided that so long as the aggregate principal amount of the Junior Secured Obligations exceeds the aggregate principal amount of the Junior Secured Obligations (to the extent constituting such "Debt") secured by the Restricted Pledged Collateral, the Principal Properties and/or any portion of the Principal Properties, no payment on account of the Junior Secured Obligations (to the extent constituting such "Debt") shall be deemed to be applied against or to reduce the portion of the Junior Secured Obligations (to the extent constituting such "Debt") secured by the Restricted Pledged Collateral, the Principal Properties and/or any portion of the Principal Properties, but shall instead be deemed to be applied against only such portion of the Junior Secured Obligations (to the extent constituting such "Debt") in excess of the amount of Lender Obligations that is secured by the Collateral that is Restricted Pledged Collateral, the Principal Properties and/or any portion of the Principal Properties. "Modified Senior Lien Limit" means, at
                                      --------------------------
any time, an amount equal to the sum of (a) $1,000 plus (b) the positive excess, if any, of the Senior Lien Limit then in effect over the aggregate principal amount of Lender Obligations (to the extent constituting "Debt" under the Existing Note Indentures) then outstanding.

                          Junior Security Agreement
                          -------------------------

                  The Securing Parties hereto contemplate that, in addition to the separate pledge agreements in respect of the shares of capital stock of Solutia Europe, Solutia Netherlands, Solutia Netherlands Holding B.V. and Solutia UK Holdings Ltd., the pledge of shares of capital stock of those Issuers which are not Domestic Subsidiaries which are pledged under the Senior Security Documents (the "Foreign Issuers") may be supplemented by one
                                ---------------
or more separate pledge agreements, executed and delivered by the relevant Securing Parties in favor of the Trustee (each junior to the corresponding pledge in favor of the Collateral Agent executed and delivered pursuant to the Senior Security Documents), which pledge agreements will provide for the pledge of shares in accordance with the applicable requirements of the laws of the jurisdictions of organization of such Foreign Issuers; upon the execution and delivery of any such pledge agreement, the provisions of such pledge agreement shall supersede in their entirety the provisions of this Agreement with respect to the shares of capital stock of such Foreign Issuers pledged by such Securing Party hereunder.

                  Section 4. Cash Proceeds of Collateral.
                             ---------------------------

                  4.01 Junior Collateral Account. The Trustee will cause to be
                       -------------------------
established at a banking institution to be selected by the Trustee one or more cash collateral accounts (collectively, the "Junior Collateral
                                                  -----------------
Account"), which
-------

                  (i) to the extent of all Investment Property or Financial Assets (other than cash) shall be a "securities account" (as defined in Section 8-501 of the Uniform Commercial Code) in respect of which the Trustee shall be the "entitlement holder" (as defined in Section 8-102(a)(7) of the Uniform Commercial Code) and

                  (ii) to the extent of any cash, shall be a deposit account in respect of which the Trustee is the customer (as contemplated by Section 9-104(a)(3) of the Uniform Commercial Code) and

into which, at any time after the Senior Payment Date, there shall be deposited from time to time the cash proceeds of any of the Collateral (including proceeds of insurance thereon) that the Trustee requests pursuant to Section 4.02 be delivered hereunder and into which a Securing Party may from time to time deposit any additional amounts that any of them wishes to pledge to the Trustee for the benefit of the Junior Secured Parties as additional collateral security hereunder. The balance from time to time in the Junior Collateral Account shall constitute part of the Collateral hereunder and shall not constitute payment of the Junior Secured Obligations until applied as hereinafter provided. If at any time following request by the Trustee pursuant to Section 4.02 no Event of Default shall be continuing, the Trustee shall remit the collected balance standing to the credit of the Junior Collateral Account to or upon the order of the respective Securing Party as such Securing Party through the Company shall from time to time instruct, provided that at any time during the continuance
                            --------
of an Event of Default, the Trustee may in its discretion apply or cause to be applied (subject to collection) the balance from time to time standing to the credit of the Junior Collateral Account to the payment of any Junior Secured Obligation then due and payable in the manner specified in Section
5.09. In addition, the Company may at any time request that the balance from time to time standing to the credit of the Junior Collateral Account be applied to the payment of any Junior Secured Obligations then due and payable in the manner specified in Section 5.09. The balance from time to time in the Junior Collateral Account shall be subject to withdrawal only as provided herein.

                          Junior Security Agreement
                          -------------------------

                  4.02 Proceeds of Accounts and Pledged Debt. If requested
                       -------------------------------------
by the Trustee at any time after the Senior Payment Date and after the occurrence and during the continuance of an Event of Default, each Securing Party shall instruct (i) all account debtors and other Persons obligated in respect of all Accounts of such Securing Party to make all payments in respect of the Accounts of such Securing Party either (a) directly to the Trustee (by instructing that such payments be remitted to a post office box which shall be in the name and under the control of the Trustee) or (b) to one or more other banks in the United States of America (by instructing that such payments be remitted to a post office box which shall be in the name and under the control of the Trustee) under arrangements, in form and substance reasonably satisfactory to the Trustee, pursuant to which such Securing Party shall have irrevocably instructed such other bank (and such other bank shall have agreed) to remit all proceeds of such payments directly to the Trustee for deposit into the Junior Collateral Account and
(ii) all Domestic Subsidiaries obligated in respect of all Pledged Debt to make all payments in respect of the Pledged Debt directly to the Trustee. All payments made to the Trustee, as provided in the preceding sentence, shall be immediately deposited by the Trustee in the Junior Collateral Account. In addition to the foregoing, each Securing Party agrees that, at any time after the Senior Payment Date and after the occurrence and during the continuance of an Event of Default, if the proceeds of any Collateral hereunder (including the payments made in respect of Accounts and Pledged
Debt) shall be received by it, such Securing Party shall, upon the request of the Trustee, as promptly as possible deposit such proceeds into the Junior Collateral Account. Until so deposited, all such proceeds shall be held in trust by such Securing Party for and as the property of the Trustee and shall not be commingled with any other funds or property of such Securing Party.

                  4.03 Investment of Balance in Junior Collateral Account.
                       --------------------------------------------------
The cash balance standing to the credit of the Junior Collateral Account shall be invested from time to time in such Permitted Investments as the respective Securing Party through the Company (or, after the occurrence and during the continuance of a Default, the Trustee) shall determine, which Permitted Investments shall be held in the name and be under the control of the Trustee (and, if the Junior Collateral Account is a securities account, credited to the Trustee), provided that at any time after the occurrence and
                          --------
during the continuance of an Event of Default on or after the Senior Payment Date, the Trustee may in its discretion at any time and from time to time elect to liquidate any such Permitted Investments and to apply or cause to be applied the proceeds thereof to the payment of the Junior Secured Obligations then due and payable in the manner specified in Section 5.09.

                  4.04 Senior Collateral Account. Prior to the Senior
                       -------------------------
Payment Date, the Collateral Agent (on behalf of itself and each other Senior Agent) agrees that the balance from time to time standing to the credit of the Senior Collateral Account shall be held (subject to Section
6.06 hereof) by the applicable Senior Agent for the benefit, on a junior lien basis, of the Trustee and the 2009 Noteholders, provided that (i) prior
                                                     --------
to the Senior Payment Date, the Trustee shall not have any right to give any instructions or consents with respect to actions of any Senior Agent relating to the Senior Collateral Account and (ii) at any time after the Senior Payment Date, each Senior Agent may in its discretion (and shall, if requested by the Trustee, except as otherwise required by applicable law) remit the balance then standing to the credit of the Senior Collateral Account to the Trustee for deposit into the Junior Collateral Account.

                          Junior Security Agreement
                          -------------------------

                  Section 5. Further Assurances; Remedies. In furtherance of
                             ----------------------------
the grant of the pledge and security interest pursuant to Section 3, the Securing Parties hereby jointly and severally agree with each Junior Secured Party as follows:

                  5.01 Delivery and Other Perfection. Each Securing Party shall:
                       -----------------------------

                  (a) if any of the shares, securities, moneys or property required to be pledged by such Securing Party under clauses (a)(i) or (a)(ii) of Section 3 are received by such Securing Party forthwith, either (x) transfer and deliver to the Applicable Secured Party such shares or securities so received by such Securing Party (together with the certificates for any such shares and securities duly endorsed in blank or accompanied by undated stock powers duly executed in blank), all of which thereafter shall be held by the Applicable Secured Party, pursuant to the terms of the Senior Security Documents or this Agreement (as applicable), as part of the Senior Collateral (at any time prior to the Senior Payment Date) or the Collateral (at any time after the Senior Payment Date) or (y) take such other action as the Collateral Agent pursuant to the Senior Security Documents (at all times prior to the Senior Payment Date) or the Trustee (at any time on or after the Senior Payment Date) shall deem reasonably necessary or appropriate to duly record the Lien created hereunder in such shares, securities, moneys or property in said clauses (a)(i) and
         (a)(ii);

                  (b) deliver and pledge to the Applicable Secured Party any and all Instruments constituting part of the Collateral in which such Securing Party purports to grant a security interest hereunder, endorsed and/or accompanied by such instruments of assignment and transfer in such form and substance as the Collateral Agent pursuant to the Senior Security Documents (at all times prior to the Senior Payment Date) or the Trustee (at any time on or after the Senior Payment Date) may request; provided, that so
                                                           --------
         long as no Event of Default shall have occurred and be continuing, such Securing Party may retain for collection in the ordinary course any Instruments received by such Securing Party in the ordinary course of its business and the Applicable Secured Party shall, promptly upon request of such Securing Party through the Company, make appropriate arrangements for making any Instrument pledged by such Securing Party available to such Securing Party for purposes of presentation, collection or renewal (any such arrangement to be effected, to the extent deemed appropriate by the Collateral Agent pursuant to the Senior Security Documents (at all times prior to the Senior Payment Date) or the Trustee (at any time on or after the Senior Payment Date), against trust receipt or like document);

                  (c) deliver and pledge to the Applicable Secured Party any and all promissory notes or other instruments evidencing any of the Pledged Debt, endorsed and/or accompanied by such instruments of assignment and transfer in such form and substance as the Collateral Agent pursuant to the Senior Security Documents (at all times prior to the Senior Payment Date) or the Trustee (at any time on or after the Senior Payment Date) may request;

                  (d) give, execute, deliver, file, register and record, authorize or obtain all such financing statements, notices, instruments, documents, agreements or other papers, and take such other action, as may be necessary or desirable (in the reasonable judgment of the Collateral Agent pursuant to the Senior Security Documents (at all times prior to the

                          Junior Security Agreement
                          -------------------------

         Senior Payment Date) or the Trustee (at any time on or after the Senior Payment Date)) to create, preserve, publish notice of, perfect, validate or preserve the priority of the security interest granted pursuant hereto or to enable the Applicable Secured Party to exercise and enforce its rights hereunder with respect to such pledge and security interest, including causing any or all of the Stock Collateral to be transferred of record into the name of the Applicable Secured Party or its nominee (and the Trustee agrees that if any Stock Collateral is transferred into its name or the name of its nominee, the Trustee will thereafter promptly give to the respective Securing Party copies of any notices and communications received by it with respect to the Stock Collateral pledged by such Securing Party hereunder), provided that notices to account debtors in respect of any
         --------
         Accounts or Instruments shall be subject to the provisions of clause (h) below;

                  (e) keep accurate books and records relating to the Collateral, and stamp or otherwise mark such books and records in such manner as the Collateral Agent pursuant to the Senior Security Documents (at all times prior to the Senior Payment Date) or the Trustee (at any time on or after the Senior Payment Date) may reasonably require in order to reflect the security interests granted by this Agreement;

                  (f) permit representatives of the Collateral Agent pursuant to the Senior Security Documents (at all times prior to the Senior Payment Date) and the Trustee (at any time on or after the Senior Payment Date), upon reasonable notice, at any time during normal business hours to inspect and make abstracts from its books and records pertaining to the Collateral, and, during the continuance of an Event of Default, permit representatives of the Collateral Agent pursuant to the Senior Security Documents (at all times prior to the Senior Payment Date) and the Trustee (at any time on or after the Senior Payment Date) to be present at such Securing Party's place of business to receive copies of all communications and remittances relating to the Collateral, and forward copies of any notices or communications received by such Securing Party with respect to the Collateral, all in such manner as the Collateral Agent pursuant to the Senior Security Documents (at all times prior to the Senior Payment Date) and the Trustee (at any time on or after the Senior Payment Date) may reasonably require;

                  (g) execute and deliver and, subject to the execution thereof by the Trustee, cause to be filed, such continuation statements, and do such other acts and things, as may be necessary to maintain the perfection of the security interest granted pursuant hereto; and

                  (h) without limiting the provisions of Section 4.02 hereof, upon the occurrence and during the continuance of any Default, upon request of the Collateral Agent pursuant to the Senior Security Documents (at all times prior to the Senior Payment
         Date) or the Trustee (at any time on or after the Senior Payment
         Date), promptly notify (and such Securing Party hereby authorizes the Trustee so to notify) each account debtor in respect of any Accounts or Instruments that such Collateral has been assigned to the Trustee hereunder, and that any payments due or to become due in respect of such Collateral are to be made directly to the Trustee.

                  5.02 Senior Collateral. Prior to the Senior Payment Date,
                       -----------------
the Collateral Agent (on behalf of itself and each other Senior Agent) agrees that all items of Senior Collateral (or instruments or certificates evidencing the same) it holds in its possession pursuant to Section 5(a) of the Senior Security Agreement or Section 4 of the Senior Pledge Agreement shall be held

                          Junior Security Agreement
                          -------------------------

(subject to Section 6.06 hereof) by the applicable Senior Agent for the benefit, on a junior lien basis, of the Trustee and the 2009 Noteholders, provided that (i) prior to the Senior Payment Date, the Trustee shall not
--------
have any right to give any instructions or consents with respect to actions of any Senior Agent relating to such Senior Collateral (or instruments or certificates evidencing the same) and (ii) at any time after the Senior Payment Date, each Senior Agent may in its discretion (and shall, if requested by the Trustee, except as otherwise required by applicable law) remit all items of Senior Collateral to the Trustee.

                  5.03 Preservation of Rights. The Trustee shall not be
                       ----------------------
required to take steps necessary to preserve any rights against prior parties to any of the Collateral.

                  5.04  Special Provisions Relating to certain Collateral.
                        -------------------------------------------------

                  (a) Stock Collateral.
                      ----------------

                  (1) Percentage Pledged. The Securing Parties will cause
                      ------------------
         the Stock Collateral to constitute at all times (i) in the case of the Issuers other than Restricted Issuers, 100% of all the total number of shares of capital stock of each such Issuer then issued and outstanding and (ii) in the case of the Restricted Issuers, 65% of the total number of shares of the voting stock of the Restricted Issuers (it being understood that, in the case of Solutia Europe, shares of treasury stock or stock of Solutia Europe held by Solutia Europe shall not be deemed to be outstanding) and 100% of the total number of shares of all other classes of capital stock of each Restricted Issuer then issued and outstanding.

                  (2) Voting and Other Rights. So long as no Event of
                      -----------------------
         Default shall have occurred and be continuing, the Securing Parties shall have the right to exercise all voting, consensual and other powers of ownership pertaining to the Stock Collateral for all purposes not inconsistent with the terms of this Agreement, the Solutia Credit Agreement or any other instrument or agreement referred to herein or therein, provided that the Securing Parties
                                        --------
         jointly and severally agree that they will not vote the Stock Collateral in any manner that results in a violation of the terms of this Agreement, the Solutia Credit Agreement or any such other instrument or agreement and (i) prior to the Senior Payment Date, the Collateral Agent shall, subject to Section 6.13 hereof and (ii) on and after the Senior Payment Date, the Trustee shall execute and deliver to the Securing Parties or cause to be executed and delivered to the Securing Parties all such proxies, powers of attorney, dividend and other orders, and all such instruments, without recourse, as the Securing Parties may reasonably request for the purpose of enabling the Securing Parties to exercise the rights and powers that they are entitled to exercise pursuant to this Section 5.04(a)(2).

                  (3) Dividends. Unless and until an Event of Default has
                      ---------
         occurred and is continuing, the Securing Parties shall be entitled to receive and retain any dividends on the Stock Collateral paid in cash out of earned surplus.

                  (4) Rights Following Default. If any Event of Default
                      ------------------------
         shall have occurred, then so long as such Event of Default shall continue, and whether or not the Trustee or any other Junior Secured Party exercises any available right to declare any Junior Secured Obligation due and payable or seeks or pursues any other relief or remedy available to it under applicable law or under or in respect of this Agreement or the 2009 Notes

                          Junior Security Agreement
                          -------------------------

         Indenture, all dividends and other distributions on the Stock Collateral shall be paid directly to the Applicable Secured Party and retained by it in the applicable Collateral Account as part of the Stock Collateral, subject to the terms of this Agreement, and, if the Collateral Agent pursuant to the Senior Security Documents (at all times prior to the Senior Payment Date) or the Trustee (at any time on or after the Senior Payment Date) shall so request in writing, the Securing Parties jointly and severally agree to execute and deliver to the Applicable Secured Party appropriate additional dividend, distribution and other orders and documents to that end, provided that if such Event of Default is cured, any
                      --------
         such dividend or distribution theretofore paid to the Trustee shall, upon request of the Securing Parties (except to the extent theretofore applied to the Junior Secured Obligations), be returned by the Trustee to the Securing Parties.

                  (b) Intellectual Property.
                      ---------------------

                  (1) For the purpose of enabling the Trustee to exercise rights and remedies under Section 5.05 at such time as the Trustee shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Securing Party hereby grants to the Trustee, to the extent assignable, an irrevocable, non-exclusive right (exercisable without payment of royalty or other compensation to such Securing Party) to use, assign, license or sublicense any of the Intellectual Property now owned or hereafter acquired by such Securing Party, wherever the same may be located, including in such right reasonable access to all media in which any of the Intellectual Property may be recorded or stored and to all computer programs used for the compilation or printout thereof.

                  (2) Notwithstanding anything contained herein to the contrary, the Securing Parties will be permitted to exploit, use, enjoy, protect, license, sublicense, assign, sell, dispose of or take other actions with respect to the Intellectual Property in the ordinary course of the business of the Securing Parties. In furtherance of the foregoing, unless an Event of Default shall have occurred and be continuing the Trustee shall from time to time, upon the request of the respective Securing Party, execute and deliver any instruments, certificates or other documents, in the form so requested, that such Securing Party through the Company shall have certified are appropriate (in its judgment) to allow it to take any action permitted above (including relinquishment of the right provided pursuant to clause (1) immediately above as to any specific Intellectual Property). Further, upon the payment in full of all of the Junior Secured Obligations or earlier expiration of this Agreement or release of the Collateral, the Trustee shall grant back to the Securing Parties the right granted pursuant to clause (1) immediately above. The exercise of rights and remedies under Section 5.05 by the Trustee shall not terminate the rights of the holders of any licenses or sublicenses theretofore granted by the Securing Parties in accordance with the first sentence of this clause (2).

                  (3) At all times prior to the Senior Payment Date, the Securing Parties shall furnish to the Trustee copies of any statements and schedules delivered pursuant to Section 5(h)(i) of the Senior Security Agreement to the Collateral Agent, and, upon any modification of the Senior Security Agreement to supplement
         Schedule II of the Senior Security Documents, will similarly supplement Annexes 4, 5 and 6 hereto. At all times on and after the Senior Payment Date, the Securing Parties will furnish to the Trustee from time to time (but, unless a Default (as defined in the 2009 Notes Indenture) shall have occurred and be continuing, no more frequently than semi-annually) statements and

                          Junior Security Agreement
                          -------------------------
         schedules further identifying and describing the Copyright Collateral, the Patent Collateral and the Trademark Collateral, respectively, and such other reports in connection with the Copyright Collateral, the Patent Collateral and the Trademark Collateral as the Trustee may reasonably request, all in reasonable detail; and promptly upon request of the Trustee, following receipt by the Trustee of any statements, schedules or reports pursuant to this clause (3), modify this Agreement by amending Annexes 4, 5 and/or 6, as the case may be, to include any Copyright, Patent or Trademark that becomes part of the Collateral under this Agreement.

                 5.05 Events of Default, Etc. During the period during which
                      ----------------------
an Event of Default shall have occurred and be continuing, but subject in each case to the applicable provisions of the Junior Intercreditor
Agreement:

                  (a) each Securing Party shall, at the request of the Trustee, assemble the Collateral owned by it at such place or places, reasonably convenient to both the Trustee and such Securing Party, designated in the Trustee's request;

                  (b) the Trustee may make any reasonable compromise or settlement deemed desirable with respect to any of the Collateral and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, any of the Collateral;

                  (c) the Trustee shall have all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code (whether or not the Uniform Commercial Code is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including the right, to the fullest extent permitted by applicable law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Trustee were the sole and absolute owner thereof (and each Securing Party agrees to take all such action as may be appropriate to give effect to such right);

                  (d) the Trustee in its discretion may, in its name or in the name of any Securing Party or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so; and

                  (e) the Trustee may, upon ten Business Days' prior written notice to the Securing Parties of the time and place, with respect to the Collateral or any part thereof which shall then be or shall thereafter come into the possession, custody or control of the Trustee, the other Junior Secured Parties or any of their respective agents, sell, lease, assign or otherwise dispose of all or any part of such Collateral, at such place or places as the Trustee deems best, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required above or by applicable statute and cannot be waived), and the Trustee or any other Junior Secured Party or anyone else may be the purchaser, lessee, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter, to the fullest extent

                          Junior Security Agreement
                          -------------------------
         permitted by law, hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of the Securing Parties, any such demand, notice and right or equity being hereby expressly waived and released, to the fullest extent permitted by law. In the event of any sale, assignment, or other disposition of any of the Trademark Collateral, the goodwill connected with and symbolized by the Trademark Collateral subject to such disposition shall be included, and the Securing Parties shall supply to the Trustee or its designee, for inclusion in such sale, assignment or other disposition, all Intellectual Property relating to such Trademark Collateral. The Trustee may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned.

The proceeds of each collection, sale or other disposition under this
Section 5.05 shall be applied in accordance with Section 5.09.

                  The Securing Parties recognize that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws, the Trustee may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Securing Parties acknowledge that any such private sales may be at prices and on terms less favorable to the Trustee than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agree that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Trustee shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the Company or issuer thereof to register it for public sale.

                  5.06 Deficiency. If the proceeds of sale, collection or
                       ----------
other realization of or upon the Collateral pursuant to Section 5.05 are insufficient to cover the costs and expenses of such realization and the payment in full of the Junior Secured Obligations, the Securing Parties shall remain liable for any deficiency.

                  5.07 Locations; Names. Without at least 30 days' prior
                       ----------------
written notice to the Trustee, no Securing Party shall change its "location" (as defined in Section 9-307 of the Uniform Commercial Code) or change its name from the name shown as its current legal name on Annex 1.

                  5.08 Private Sale. The Trustee and the Junior Secured
                       ------------
Parties shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any private sale pursuant to Section 5.05 conducted in a commercially reasonable manner. Each Securing Party hereby waives any claims against the Trustee or any other Junior Secured Party arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Junior Secured Obligations, even if the Trustee accepts the first offer received and does not offer the Collateral to more than one offeree.

                  5.09 Application of Proceeds. Except as otherwise herein
                       -----------------------
expressly provided, the proceeds of any collection, sale or other realization of all or any part of the Collateral pursuant

                          Junior Security Agreement
                          -------------------------
hereto, and any other cash at the time held by the Trustee under this
Section 5, shall be applied by the Trustee:

                  First, to the payment of the costs and expenses of such
                  -----
         collection, sale or other realization, including reasonable out-of-pocket costs and expenses of the Trustee and the fees and expenses of its agents and counsel, and all expenses incurred and advances made by the Trustee in connection therewith;

                  Second, to the payment in full of the Junior Secured
                  ------
         Obligations in such manner of application as required under the 2009 Notes Indenture; and

                  Finally, to the payment to the respective Securing
                  -------
         Parties, or their respective successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining.

                  5.10 Attorney-in-Fact. Without limiting any rights or
                       ----------------
powers granted by this Agreement to the Trustee while no Event of Default has occurred and is continuing, upon the occurrence and during the continuance of any Event of Default the Trustee is hereby appointed, subject to the rights of the applicable Senior Agent under the Senior Security Documents, the attorney-in-fact of each Securing Party for the purpose of carrying out the provisions of this Section 5 and taking any action and executing any instruments which the Trustee may reasonably deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, so long as the Trustee shall be entitled under this Section 5 to make collections in respect of the Collateral, the Trustee shall have the right and power to receive, endorse and collect all checks made payable to the order of any Securing Party representing any dividend, payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

                  5.11 Perfection. Prior to or concurrently with the
                       ----------
execution and delivery of this Agreement, each Securing Party shall (i) file such financing statements and other documents in such offices as the Trustee may reasonably request to perfect the security interests granted by Section 3 of this Agreement, (ii) deliver to the Applicable Secured Party all certificates evidencing any of the Pledged Stock, accompanied by undated stock powers duly executed in blank, and, to the extent required by Section 3(b), all promissory notes and other instruments evidencing any Pledged Debt identified in Annex 8 and (iii) execute and deliver such short form assignments or security agreements relating to Collateral consisting of the Intellectual Property as the Collateral Agent pursuant to the Senior Security Documents (at all times prior to the Senior Payment Date) or the Trustee (at any time on or after the Senior Payment Date) may reasonably request. Without limiting the foregoing, each Securing Party consents that Uniform Commercial Code financing statements may be filed describing the Collateral as set forth in Section 3.

                  5.12 Termination.
                       -----------

                  (a) When all Junior Secured Obligations shall have been paid in full, this Agreement shall terminate, and the Trustee shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or

                          Junior Security Agreement
                          -------------------------




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                                   - 19 -

         representation whatsoever, any remaining Collateral and money received in respect thereof, to or on the order of the respective Securing Party.

                  (b) This Agreement may be terminated by the Company and the Trustee upon a new senior credit facility being entered into by the Company which is a "Credit Facility" under and as defined in the 2009 Notes Indenture, but is not the Solutia Credit Agreement (as defined hereunder), provided that substantially contemporaneously therewith a replacement of this Agreement and the Junior Intercreditor Agreement are entered into on substantially the same terms hereof and thereof, which new agreements shall reflect the new parties thereto (and shall be on terms not any less favorable to the Trustee and the 2009 Noteholders than the terms hereof and thereof); provided, that the Trustee shall be entitled to receive (a) written instructions directing it to terminate this Agreement and (b) such other documents as it may reasonably request or require evidencing that the terms of such new agreements are not any less favorable to the Trustee and the 2009 Noteholders than the terms hereof and thereof; provided further that nothing herein shall require the Collateral Agent to deliver any such instructions or directions.

The Trustee shall, at the expense of the Company, also execute and deliver to the respective Securing Party upon such termination such Uniform Commercial Code termination statements and such other documentation as shall be reasonably requested by the respective Securing Party to effect the termination and release of the Liens on the Collateral.

                  5.13 Further Assurances. Each Securing Party agrees that,
                       ------------------
from time to time upon the written request of the Trustee, such Securing Party will execute and deliver such further documents and do such other acts and things as the Collateral Agent may reasonably request in order fully to effect the purposes of this Agreement.

                  Section 6.  Miscellaneous.
                              -------------

                  6.01 Notices. All notices, requests, consents and demands
                       -------
hereunder shall be in writing and telecopied or delivered to the respective parties hereto pursuant to Section 6.01 of the Junior Intercreditor Agreement. All such communications shall be deemed to have been given at the times specified in said Section 6.01.

                  6.02 No Waiver. No failure on the part of the Trustee or
                       ---------
any other Junior Secured Party to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Trustee or any other Junior Secured Party of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

                  6.03 Amendments, Etc. The terms of this Agreement may be
                       ---------------
waived, altered or amended only by an instrument in writing duly executed by each Securing Party and the Trustee in accordance with the provisions of
Section 6.03 of the Junior Intercreditor Agreement (or as otherwise provided in said Section 6.03), provided that no such amendment shall alter or impose
                       --------
any obligations upon, or affect any of the rights of, the Senior Agents hereunder without the consent of the Collateral Agent. Any such amendment or waiver shall be binding upon the

                          Junior Security Agreement
                          -------------------------

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                                   - 20 -

Trustee, the Collateral Agent (to the extent it has consented thereto), each other Junior Secured Party and each Securing Party.

                  6.04 Expenses. The Securing Parties jointly and severally
                       --------
agree to reimburse each of the Trustee and the 2009 Noteholders for all reasonable costs and expenses of the Trustee and the other Junior Secured Parties (including the reasonable fees and expenses of legal counsel) in connection with (i) any Default and any enforcement or collection proceeding resulting therefrom, including all manner of participation in or other involvement with (w) performance by the Trustee of any obligations of the Securing Parties in respect of the Collateral that the Securing Parties have failed or refused to perform, (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Collateral, and for the care of the Collateral and defending or asserting rights and claims of the Trustee in respect thereof, by litigation or otherwise, including expenses of insurance, (y) judicial or regulatory proceedings and (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (ii) the enforcement of this Section 6.04, and all such costs and expenses shall be Junior Secured Obligations entitled to the benefits of the collateral security provided pursuant to Section 3.

                  6.05 Successors and Assigns. This Agreement shall be
                       ----------------------
binding upon and inure to the benefit of the respective successors and assigns of each Securing Party, the Collateral Agent, the Trustee, each Junior Secured Party and each holder of any of the Junior Secured Obligations (provided that no Securing Party shall assign or transfer its
             --------
rights or obligations hereunder without the prior written consent of the Trustee).

                  6.06 No Duty on the Part of the Senior Agents. Anything
                       ----------------------------------------
herein to the contrary notwithstanding, the Senior Agents shall not have any duty to the Trustee or any other Junior Secured Party hereunder, other than, in the case of the Collateral Agent, (i) to hold (or to cause the other Senior Agents to hold) the balance from time to time standing to the credit of the Senior Collateral Account as provided in Section 4.04 and (ii) to hold as bailee the shares, securities, moneys, property, instruments, promissory notes and other items of possessory Collateral on behalf of the Trustee and the other Junior Secured Parties as provided in Section 5.02. Nothing herein shall be deemed to require that the Collateral Agent first obtain the consent of the Trustee or any other Junior Secured Party to release or terminate any Lien covering the Senior Collateral.

                  6.07 Counterparts. This Agreement may be executed in any
                       ------------
number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

                  6.08 Governing Law. This Agreement shall be governed by,
                       -------------
and construed in accordance with, the law of the State of New York.

                  6.09 Captions. The captions and section headings appearing
                       --------
herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

                          Junior Security Agreement
                          -------------------------

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                                   - 21 -


                  6.10 Agents and Attorneys-in-Fact. The Trustee may employ
                       ----------------------------
agents and attorneys-in-fact in connection herewith and shall not be responsible for the negligence or willful misconduct of any such agents or attorneys-in-fact selected by it with due care.

                  6.11 Severability. If any provision hereof is invalid and
                       ------------
unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (a) the other provisions hereof shall remain in full force and effect in such jurisdiction and (b) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

                  6.12 Additional Subsidiary Guarantors. Any new Domestic
                       --------------------------------
Subsidiary of the Company formed or acquired by the Company after the date hereof which becomes a Subsidiary Guarantor under the 2009 Notes Indenture and grants Liens on any Senior Collateral, shall become a "Securing Party" under this Agreement, by executing and delivering to the Collateral Agent and the Trustee a Guarantee Assumption Agreement in the form of Exhibit A to
                                                                ---------
the Junior Intercreditor Agreement. Accordingly, upon the execution and delivery of any such Guarantee Assumption Agreement by any such new Domestic Subsidiary, such new Domestic Subsidiary shall automatically and immediately, and without any further action on the part of any Person, become a "Securing Party" for all purposes of this Agreement.

                  6.13 No Effect on Senior Security Documents. Nothing
                       --------------------------------------
contained in this Agreement shall affect any of the terms or provisions of, the rights or obligations of any Senior Secured Party contained in, or the obligations of the Securing Parties to comply with, the Solutia Credit Agreement, any Senior Security Document or any other document or agreement executed by a Securing Party in favor of the Senior Secured Parties in connection therewith.

                  6.14 Novation. The parties agree that Ableco Finance LLC
                       --------
shall hereby become the "Collateral Agent" hereunder (with all the rights and obligations thereof) and that henceforth the Existing Collateral Agent shall cease to be a party hereto and shall have no further rights or obligations hereunder. Subject to such agreement, the Existing Collateral Agent consents to the terms hereof.

                          Junior Security Agreement
                          -------------------------

                  IN WITNESS WHEREOF, the parties hereto have caused this Amended, Restated and Novated Junior Security Agreement to be duly executed and delivered as of the day and year first above written.

                                       SOLUTIA INC.

                                       By:      /s/ Kevin Wilson
                                          ------------------------------------
                                          Name:  C. Kevin Wilson
                                          Title: Vice President and Treasurer
                                                 Solutia Inc.

                                       SOLUTIA BUSINESS ENTERPRISES, INC.

                                       By:      /s/ Kevin Wilson
                                          ------------------------------------
                                          Name:  C. Kevin Wilson
                                          Title: President


                                 SUBSIDIARY GUARANTORS
                                 ---------------------

                                       CPFILMS INC.

                                       By:      /s/ Kevin Wilson
                                          ------------------------------------
                                          Name:  C. Kevin Wilson
                                          Title: Vice President

                                       MONCHEM, INC.

                                       By:      /s/ Kevin Wilson
                                          ------------------------------------
                                          Name:  C. Kevin Wilson
                                          Title: President
                                                 Monchem, Inc.

                                       MONCHEM INTERNATIONAL, INC.

                                       By:      /s/ Kevin Wilson
                                          ------------------------------------
                                          Name:  C. Kevin Wilson
                                          Title: President
                                                 Monchem International, Inc.


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                                   - 2 -


                                       SOLUTIA SYSTEMS, INC.

                                       By:      /s/ Kevin Wilson
                                          ------------------------------------
                                          Name:  C. Kevin Wilson
                                          Title: President
                                                 Solutia Systems, Inc.

                                       SOLUTIA INVESTMENTS, LLC

                                       By:      /s/ Kevin Wilson
                                          ------------------------------------
                                          Name:  C. Kevin Wilson
                                          Title: President


                                 COLLATERAL AGENT
                                 ----------------

                                       ABLECO FINANCE LLC, as Collateral Agent

                                       By:      /s/ Kevin Genda
                                          ------------------------------------
                                          Name:  Kevin Genda
                                          Title: Senior Vice President


                                 TRUSTEE
                                 -------

                                       HSBC BANK USA, as Trustee

                                       By:      /s/ Harriet Drandoff
                                          ------------------------------------
                                          Name:  Harriet Drandoff
                                          Title: Vice President


The undersigned is executing this Agreement solely for purposes of Section 6.14 hereof:

CITIBANK, N.A., as Existing Collateral Agent

By:      /s/ James N. Simpson
   -----------------------------------------
   Name:  James N. Simpson
   Title: Vice President
          Citibank, N.A.


                              Signature Page to
                          Junior Security Agreement